Exhibit 10.2

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

          This Amendment No. 2 to Employment Agreement (“Amendment No. 2”) is effective as of March 31, 2015, by and between Four Oaks Bank & Trust Company (the “Bank”) and David H. Rupp (“Employee”).

          WHEREAS, Employee is currently employed with the Bank pursuant to that certain Employment Agreement entered into effective June 23, 2014 (as amended by that certain Amendment No. 1 to Employment Agreement entered into effective October 1, 2014, as further amended, restated, supplemented or otherwise modified from time to time, the “Employment Agreement”); and

          WHEREAS, the parties to the Employment Agreement desire to amend the Employment Agreement as provided in this Amendment No. 2 to reflect a change in position for Employee.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Employment Agreement shall be amended as follows:

1.  Amendment.

A.  Section 2 “NATURE OF EMPLOYMENT/DUTIES” is amended by deleting the first paragraph of that Section and replacing it with the following:

Employee shall serve as President of the Bank. Employee shall report to Ayden Lee, Chief Executive Officer of the Bank, and shall have such responsibilities and authority as the Bank may designate from time to time consistent with his title and position.

B.  Section 3.1 “Base Salary” is amended by deleting that Section in its entirety and replacing it with the following:

3.1       Base Salary.  Employee’s annual base salary for all services rendered shall initially be Two Hundred and Forty Thousand and 00/100 Dollars ($240,000.00) (less applicable taxes and withholdings) payable in accordance with the Bank’s customary payroll practices as they may exist from time to time (“Base Salary”).  The Employee’s Base Salary may be reviewed and further increased by the Bank at its discretion, in accordance with the Bank’s policies, procedures and practices as they may exist from time to time.

2.  Counterparts.  This Amendment No. 2 may be executed in counterparts, each of which shall be an original, with the same effect as if the signatures affixed thereto were upon the same instrument.

3.  Effect of Amendment.  Except as amended hereby, the Employment Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects by the parties to the Employment Agreement.

[Signature Page Follows]

]IN WITNESS WHEREOF, this Amendment No. 2 has been duly executed as of the day and year set forth above.

EMPLOYEE

/s/ David H. Rupp
David H. Rupp

FOUR OAKS BANK & TRUST COMPANY

By: /s/ Ayden R. Lee, Jr.
Name: Ayden R. Lee, Jr.,
Title: President and Chief Executive Officer

Signature Page to Amendment No. 2 to Employment Agreement (David H. Rupp)